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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 31, 2005
                        (Date of earliest event reported)

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                               AHPC HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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           Maryland                       0-17458                73-1326131
(State or other jurisdiction of    (Commission File No.)       (IRS Employer
        incorporation)                                      Identification No.)

                         500 Park Boulevard, Suite 1260
                                Itasca, IL 60143
                    (Address of Principal Executive Offices)

                                 (630) 285-9191
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 31, 2005, AHPC Holdings, Inc. ("AHPC") entered into a Lease Agreement with ProLogis to lease warehouse and office space in the building known as 80 Internationale Boulevard, Unit A in Glendale Heights, Illinois (the "Premises"). The Lease Agreement covers 78,923 square feet, including 7,025 square feet of office space. AHPC intends to use the Premises as AHPC's corporate headquarters and to vacate two of its current locations, which are located at 1601 Glenlake Ave, Itasca, Illinois and 500 Park Blvd, Suite 1260, Itasca, Illinois.

     The term of the lease will commence on May 1, 2005 and end on June 30, 2010, subject to AHPC's option to extend the lease term for an additional term of 5 years. The average base rent for the Premises for the first year of the Lease Agreement will be approximately $2.23 per square foot, or approximately $176,000. The average rent for the Premises during the remaining four years of the initial term of the Lease Agreement will be approximately $3.88 per square foot, or $306,000 per year. In addition, AHPC expects common area, real estate taxes, and insurance to approximate $110,000 during the first year of the lease term and to average approximately $140,000 per year over the remaining four years of the initial term.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 7, 2005

                                   AHPC HOLDINGS, INC.


                                   By:  /s/ Alan Zeffer
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                                   Name:   Alan Zeffer
                                   Title:  President and Chief Executive Officer




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